Exhibit 99.04

Windswept Environmental Group Mobilizes Commercial Drying Equipment to Aid
                            in the Katrina Recovery

NEW YORK, Aug. 29  /PRNewswire-FirstCall/ -- Windswept Environmental Group,
Inc. today announces that it is preparing to mobilize a large fleet of Commercial Drying Equipment, Generators, Labor etc., to the Louisiana, Mississippi and Alabama area. This Fleet will be deployed from the New York office and will be backed by our Florida operations.